Exhibit 10.1

OCULAR THERAPEUTIX, INC.

2006 STOCK INCENTIVE PLAN, AS AMENDED

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the terms set forth on Exhibit A—Definitions, shall have the meanings used therein.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Key Employees and by directors of and consultants to the Company, its Affiliates and Strategic Partners in order to attract such people, to induce them to work for the benefit of the Company and its Affiliates and to provide incentive for them to promote the success of the Company and its Affiliates. The Plan provides for the granting of ISOs, Non-Qualified Options and Stock Grants.

3.	SHARES SUBJECT TO THE PLAN.

(a) The maximum number of Shares which shall be reserved and available for Stock Rights pursuant to this Plan shall be 7,527,417 shares, subject to adjustment in accordance with Paragraph 16 hereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury.

(b) To the extent that any Option shall lapse, terminate, expire or otherwise be cancelled without the issuance of Shares, or if the Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares shall be available for the granting of other Stock Rights under the Plan.

(c) Shares issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Administrator.

4.	ADMINISTRATION OF THE PLAN.

(a) At the discretion of the Company’s Board of Directors, the Administrator of the Plan shall be either (i) by the full Board of Directors of the Company or (ii) by a committee (the “Committee”) consisting of two or more members of the Company’s Board of Directors. In the event the full Board of Directors is the Administrator of the Plan, references herein to the Committee shall be deemed to mean the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee may choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

(b) Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Grant Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

(c) Subject to the terms of the Plan, the Administrator is authorized to:

i. Interpret the provisions of the Plan or of any Option or Stock Grant and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

ii. Determine which persons shall be considered eligible Participants in the Plan and which of such eligible persons shall be granted Stock Rights;

iii. Determine the number of Shares for which Stock Rights shall be granted; and

iv. Specify the terms and conditions upon which Stock Rights may be granted, including, but not limited to, the time or times when Stock Rights may be granted, shall become exercisable and the duration of the exercise period, and the price of Shares subject to each Stock Right.

Notwithstanding the foregoing, all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company, an Affiliate, or of a Strategic Partner at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Agreement evidencing such Stock Right. ISOs may be granted only to Key Employees. Non-Qualified Options and Stock Grants may be granted to any Key Employee, director or consultant of the Company, an Affiliate or Strategic Partner or any other eligible Participant. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

In determining the eligibility of an individual to be granted an Option or Stock Grant, as well as in determining the number of Shares to be optioned or granted to any individual, the Administrator shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or an Affiliate of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or an Affiliate, and such other factors as the Committee may deem relevant.

No Option designated as an ISO shall be granted to any Key Employee of the Company or an Affiliate if such Key Employee owns, immediately prior to the grant of an Option, stock representing more than 10% of the combined voting power of all classes of stock of the Company or an Affiliate, unless the purchase price for the stock under such Option shall be at least 110% of its Fair Market Value at the time such Option is granted and the Option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

Subject to the provisions hereof relating to adjustments upon changes in the shares of Common Stock, no employee shall be eligible to be granted Options covering more than 1,000,000 shares of Common Stock during any calendar year, except that this restriction shall not apply at any time prior to the date on which the Company lists any shares of its securities on any securities exchange. The restriction contained in this paragraph shall also not apply until the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance hereunder); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; (4) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third (3rd) calendar year following the calendar year in which occurred the first registration of an equity security by the Company under Section 12 of the Securities Act of 1934, as amended; or (5) such other date required by Section 162(m) of the Code.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

(a) Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i) Option Price: Each Option Agreement shall state the option price (per Share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

(ii) Each Option Agreement shall state the number of Shares to which it pertains;

(iii) Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

(iv) Exercise of any Option may be conditioned upon the Participant’s execution of certain agreements in form satisfactory to the Administrator providing for certain protections for the Company and its shareholders including, without limitation, requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(b) ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee of the Company (and not any other person including a Key Employee of a Strategic Partner) and shall be subject to the following terms and conditions and to such additional restrictions or changes as the Administrator determines are appropriate but that are not in conflict with Section 422 of the Code:

(i) Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) thereunder.

(ii) Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option as determined by the Administrator in accordance with Section 422 of the Code.

B.	More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

(iii) Term of Option: For Participants who own:

A.	Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

B.	More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv) Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the par value on the date of the grant of the Stock Grant;

(b) Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Stock Grant Agreement shall include the terms of any right of the Company to reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

To the extent that the right to purchase Shares under an Option has accrued and is in effect, an Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office, together with payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement.

Each Option granted under the Plan shall, subject to the other provisions of this Plan, be exercisable at such time or times and during such period as shall be set forth in the Option Agreement.

To the extent that an Option to purchase shares is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than one hundred (100) full shares of Common Stock.

Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, and so long as there is no adverse tax or accounting impact to the Company, through delivery of shares of Common Stock owned by the Participant for at least six (6) months and having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest at a fair market interest rate in accordance with applicable accounting practice for such note, or at 100% of the applicable Federal rate (“AFR”), as defined in Section 1274(d) of the Code, if the AFR is greater than a fair market interest rate, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

When an Option is exercised, the Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires or makes it desirable for the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) if such acceleration would violate any vesting limitation contained in Section 422(d) of the Code.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such amendment is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

9.	ACCEPTANCE OF STOCK GRANT AND ISSUE OF SHARES.

A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company at its principal office, together with payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator and only so long as there is no adverse tax or accounting impact to the Company, through delivery of shares of Common Stock owned by the Participant for at least six (6) months and having a fair market value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest at a fair market interest rate in accordance with applicable accounting practice for such note, or at 100% of the applicable Federal rate (“AFR”), as defined in Section 1274(d) of the Code, if the AFR is greater than a fair market interest rate, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

The Company shall then reasonably promptly (as determined in paragraph 8 above) deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such amendment is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after: (a) due exercise of the Option or acceptance of the Stock Grant in compliance with the terms of the Stock Right and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance; and (b) registration of the Shares in the Company’s share register in the name of the Participant.

11.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be assignable or transferable by the Participant other than (i) by will or by the laws of descent and distribution, except that an optionee may transfer Stock Rights that are not ISOs granted under the Plan to the Participant’s spouse or children or to a trust or partnership for the benefit of the Participant or Participant’s spouse or children, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement or Stock Grant Agreement. The designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any Stock Right granted under the Plan shall be null and void and without effect upon the bankruptcy of the Participant to whom the Stock Right is granted, or upon any attempted transfer, assignment, pledge, hypothecation or other disposition except as herein provided, including without limitation any disposition, attachment, divorce, trustee process or similar process, whether legal or equitable upon such Stock Right.

12.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE.

(a) Termination Other Than “For Cause”, Death or Disability. Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(i) A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Subparagraphs B, C and D, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement. Notwithstanding the above, however, regarding any Shares purchased upon the exercise of the Option, the Company shall maintain the repurchase rights set forth in section 13 regarding vested Shares.

(ii) Except as provided elsewhere in this Paragraph, in no event may an Option Agreement provide, if an Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant’s termination of employment.

(iii) The provisions of this Paragraph, and not the provisions of subparagraph C or D, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant’s Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one (1) year after the date of the Participant’s termination of employment, but in no event after the date of expiration of the term of the Option.

(iv) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

(v) A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

(vi) Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

(b) Termination For Cause. Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

(i) All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause”, whether vested or unvested, will immediately be forfeited and the Company shall have the right to repurchase all Shares previously issued to the Participant upon exercise by the Participant of Options at a purchase price per Share equal to the per Share Option price paid by the Participant upon exercise of such options.

(ii) For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, breach of fiduciary duty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, material failure or refusal to comply with Company’s published policies generally applicable to all employees, and conduct materially harmful to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

(iii) “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

(iv) Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

(c) Termination for Disability. Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i) To the extent exercisable but not exercised on the date of Disability; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

(d) Termination Due to Death. Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i) To the extent exercisable but not exercised on the date of death; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant’s death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

13.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS.

(a) General. In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted the offer of, and complied with all purchase or acquisition requirements under, a Stock Grant in accordance with its terms, such offer of a Stock Grant shall terminate.

For purposes of this Paragraph 13, a Participant to whom a Stock Grant has been offered under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a “Disability”), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 13, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

Except as otherwise provided in the pertinent Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in subparagraphs B, C, and D, the Company shall have the right to repurchase all unvested Shares at the original purchase price. Further, the vested Shares may be repurchased by the Company, at its sole option and upon notice to Participant within ninety (90) days of the date of termination of employment of such Participant, for a price equal to (i) the valuation of the Shares as determined in connection with the most recent equity financing, the grant of Options or issuance of Shares to Participants or in consideration for an acquisition or joint venture, if any, occurring within the six (6) months prior to such termination (each a “Valuation Event”), or (ii), if no Valuation Event has occurred within six (6) months, the valuation set by the Administrator, in its discretion (an “Administrator Valuation”). Such notice shall set forth the valuation of such Shares and the intended date of closing (the “Call Notice”). If the valuation is set by an Administrator Valuation, the Participant may, within ten (10) days of the Call Notice, object in writing to such valuation as set forth in the Call Notice and request that an independent business valuation expert be appointed to provide a separate valuation. In such case, the fair market value shall promptly be determined by an independent valuation expert selected by the Participant from a group of three (3) experts recommended in writing by the Company within ten (10) days of receipt by the Company of the written objection by the Participant. The parties shall be bound by the determination of such expert. All costs of any appraisal hereunder shall be paid by the Participant, except to the extent that the valuation set by the arbitrator exceeds the Administrator Valuation by 10% or more. In the latter case, the costs of the arbitrator shall be paid by the Company. To the extent an appraisal is requested, the closing shall occur promptly upon the completion of the appraisal.

(b) Termination For Cause. Except as otherwise provided in the pertinent Stock Grant Agreement, upon a termination of employment for cause, all Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof. For all purposes of this Plan, including this paragraph 13, “cause” shall have the meanings used in and shall be determined as provided in paragraph 12.

(c) Termination Due to Disability. Except as otherwise provided in the pertinent Stock Grant Agreement, if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability, the Company and shall have the right to purchase all unvested Shares at the original purchase price, to the extent such rights of repurchase are to lapse periodically after the date of Disability, such rights of repurchase shall lapse on a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not become Disabled prior to the end of the vesting period which next ends following the date of Disability. The proration shall be based upon the number of days of such vesting period prior to the date of Disability.

(d) Termination Due to Death. Except as otherwise provided in the pertinent Stock Grant Agreement in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, the Company shall have the right to repurchase unvested Shares at the original purchase price. To the extent such rights of repurchase are to lapse periodically after the date of death, such rights of repurchase shall lapse on a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not died prior to the end of the vesting period following the date of death. The proration shall be based upon the number of days of such vesting period prior to the Participant’s death.

14.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a) The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

15.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

16.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement or Stock Grant Agreement:

(a) Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such events.

(b) Consolidations or Mergers. In the event of (i) any merger, consolidation, sale of all or substantially all of the business or assets of the Company or any sale or issuance of stock, in a single or related series of transactions, where the number of shares of voting stock outstanding immediately before the effective date of such transaction are converted into, exchanged for or represent less than 50% percent of the voting stock of the surviving or resulting company immediately after such transaction, or (ii) the acquisition by any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) of beneficial ownership, directly or indirectly, of securities of the Company representing 50.1% or more of the combined voting power of the Company’s then outstanding securities other than as a result of the purchase of equity securities directly from the Company in connection with a financing transaction, provided, however, such events shall not include any transaction where shares of the Company’s capital stock are sold or otherwise issued as part of an equity financing of the Company (any such event provided for in subsection (i) or (ii), an “Acquisition”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (x) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (y) upon written notice to the Participants, provide that all Options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) at the end of which period the Options shall terminate; or (z) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising or accepting a Stock Right shall be entitled to receive, for the purchase price, if any, paid upon such exercise or acceptance, the securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

(d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

17.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

18.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

19.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

20.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 21) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise and shall not exceed the minimum amount required by law to be withheld. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

21.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or (b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.	TERMINATION OF THE PLAN.

The Plan will terminate on, the date which is ten (10) years from the earlier of the date of its adoption and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company. Notwithstanding the above, the termination of the Plan shall not affect any Option Agreements or Stock Grant Agreements still in force as of the date of such termination, and the Plan shall remain in effect to the extent necessary to govern the terms of such agreements.

23.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements and Stock Grant Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements and Stock Grant Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

24.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Option Agreement or Stock Grant Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.	RESTRICTION ON ISSUE OF SHARES.

(a) Notwithstanding the provisions of Paragraph 8, the Company may delay the issuance of Shares covered by the exercise of an option and the delivery of a certificate for such Shares until the delivery or distribution of any shares issued under this Plan complies with all applicable laws (including without limitation, the Securities Act of 1933, as amended), and with the applicable rules of any stock exchange upon which the shares of the Company are listed or traded.

(b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with all applicable legal and regulatory requirements within a reasonable time, except that the Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of Shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

26.	RESERVATION OF STOCK.

The Company shall at all times during the term of the Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

27.	NOTICES.

Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Secretary, and, if to a Participant, to the address as appearing on the records of the Company.

28.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts.

29.	APPROVAL OF STOCKHOLDERS.

The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders’ meeting, or by written consent of the stockholders as provided for under applicable state law, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may not grant Stock Rights under the Plan prior to such approval.

Adopted by the Board of Directors on September 12, 2006.

Amended by the Board of Directors on: November 12, 2007 (amendment No. 1), March 14, 2008 (amendment No. 2), June 18, 2009 (amendment No. 3), April 1, 2010 (amendment No. 4), January 31, 2011 (amendment No. 5), August 12, 2011 (amendment No. 6), February 15, 2012 (amendment No. 7), January 31, 2013 (amendment No. 8), March 31, 2014 (amendment No. 9) and April 14, 2014 (amendment No. 10).

Adopted by the Stockholders on October 30, 2006.

Amendments approved by the Stockholders on: November 14, 2007 (amendment No. 1), March 14, 2008 (amendment No. 2), June 19, 2009 (amendment No. 3), April 1, 2010 (amendment No. 4), January 31, 2011 (amendment No. 5), August 12, 2011 (amendment No. 6), February 24, 2012 (amendment No. 7), January 31, 2013 (amendment No. 8), March 31, 2014 (amendment No. 9) and April 14, 2014 (amendment No. 10).

EXHIBIT A

DEFINITIONS

“Administrator” means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

“Board of Directors” means the Board of Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder by the regulatory agencies with authority thereunder.

“Committee” means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

“Common Stock” means shares of the Company’s common stock without par value.

“Company” means Ocular Therapeutix., Inc. a Delaware corporation.

“Disability” or “Disabled” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

“Fair Market Value” of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

“ISO” means an option meant to qualify as an incentive stock option under Section 422 of the Code.

“Key Employee” means an employee of the Company, an Affiliate or a Strategic Partner (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

“Non-Qualified Option” means an option which is not intended to qualify as an ISO.

“Option” means an ISO or Non-Qualified Option granted under the Plan.

“Option Agreement” means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

“Participant” means a Key Employee, director or consultant of the Company or its Affiliates to whom one or more Stock Rights are granted under the Plan and who are eligible to participate in this Plan under Paragraph 2. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

“Plan” means this 2006 Stock Incentive Plan.

“Shares” means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of the Plan.

“Stock Grant” means a grant by the Company of Shares under the Plan also means the grant by the Company of a right to purchase Shares under a restricted stock purchase arrangement on terms that the Administrator deems appropriate.

“Stock Grant Agreement” means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

“Stock Right” means a right to Shares of the Company granted pursuant to the Plan under an ISO, a Non-Qualified Option or a Stock Grant.

“Strategic Partners” means any contractor, joint venture partner or other entity having a relationship with the Company, which relationship the Administrator, at its discretion, determines will promote the success of the Company.

“Survivors” means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.